EXHIBIT 99.1
SOUTHSIDE BANCSHARES, INC.
ANNOUNCES FINANCIAL RESULTS FOR THE
THREE MONTHS AND YEAR ENDED DECEMBER 31, 2017
NASDAQ Global Select Market Symbol - “SBSI”

Tyler, Texas, (February 6, 2018) Southside Bancshares, Inc. (“Southside” or the “Company”) (NASDAQ:SBSI) today reported its financial results for the three months and year ended December 31, 2017.
Southside reported net income of $10.3 million for the three months ended December 31, 2017, a decrease of $1.2 million, or 10.7%, compared to $11.6 million for the same period in 2016. Southside reported net income of $54.3 million for the year ended December 31, 2017, an increase of $5.0 million, or 10.1%, compared to $49.3 million for the same period in 2016.
Diluted earnings per common share were $0.33 for the three months ended December 31, 2017, a decrease of $0.09, or 21.4%, compared to $0.42 for the three months ended December 31, 2016. For the year ended December 31, 2017, diluted earnings per common share were $1.81, the same as for the year ended 2016.
The return on average shareholders’ equity for the year ended December 31, 2017 was 9.65%, compared to 10.54% for the same period in 2016.  The return on average assets was 0.96% for the year ended December 31, 2017, compared to 0.94% for the same period in 2016.
“Continued solid performance and the closing of our Diboll transaction during the fourth quarter provided a nice finish to 2017,” stated Lee R. Gibson, President and Chief Executive Officer of Southside. “Earnings per share (diluted) for the fourth quarter were negatively impacted $0.08 due to acquisition cost, net of tax, related to the Diboll transaction. We were also required to recalculate our net deferred tax asset during the fourth quarter to account for the lower corporate tax rates and the reduced future deductions as a result of the Tax Cuts and Jobs Act passed in December 2017. This recalculation resulted in a non-cash tax charge that negatively impacted earnings $0.08 per diluted common share for the fourth quarter. The reduction in corporate tax rates is expected to positively impact earnings in 2018 and in future years.”
“Many of our customers have become more optimistic about their economic future as a result of the reduced regulatory burden and the anticipated benefits from lower tax rates. Loans, excluding acquired loans, increased 4.6% during 2017 while maintaining strong asset quality with nonperforming assets at 0.16% of total assets. The economic conditions in Texas, including our market areas, remain solid with the Austin and DFW markets continuing to perform exceptionally well.”
“The completion of the Diboll transaction, healthy, growing markets and tax rate cuts, all provide us a solid foundation on which to build in 2018. I want to thank all of our customers, shareholders, team members and directors for making Southside the success it is today.”
Loans and Deposits
For the year ended December 31, 2017, total loans increased by $737.8 million, or 28.9%, compared to December 31, 2016, with approximately $621.3 million the result of the consummation of the Diboll merger in the fourth quarter. The net increase in our loans was comprised primarily of increases of $319.2 million of commercial real estate loans, $168.1 million of 1-4 family residential loans, $95.7 million of construction loans, $89.2 million of commercial loans, $47.2 million of municipal loans, and $18.5 million of loans to individuals. Oil and gas industry loans totaled 1.50% of the loan portfolio at December 31, 2017, compared to 1.09% at December 31, 2016.
Nonperforming assets decreased during the year ended December 31, 2017 by $4.6 million, or 30.7%, to $10.5 million, or 0.16% of total assets, compared to $15.1 million, or 0.27% of total assets at December 31, 2016, due to the payoff of several nonaccrual commercial loans during 2017.
During the year ended December 31, 2017, the allowance for loan losses increased by $2.9 million, or 16.0%, to $20.8 million, or 0.63% of total loans, compared to 0.70% of total loans at December 31, 2016. The decrease in the allowance as a percentage of total loans was due to the fact that there was no allowance for loan losses recorded for the Diboll loans since credit quality was considered in the fair valuing of loans and the timing of the completion of the merger on November 30, 2017, in relation to year end.
For the year ended December 31, 2017, deposits, net of brokered deposits, increased $956.2 million, or 27.3%, compared to December 31, 2016, primarily due to approximately $899.3 million of deposits assumed in the Diboll merger.

Net Interest Income for the Three Months Ended December 31, 2017
Net interest income increased $3.7 million, or 10.6%, to $38.3 million for the three months ended December 31, 2017, compared to $34.6 million for the same period in 2016. The increase in net interest income was the result of a $6.4 million increase in interest income primarily from our loan portfolio, partially offset by the increase in interest expense of $2.8 million associated with our deposits and other interest bearing liabilities, compared to the same period in 2016. For the three months ended December 31, 2017, our net interest spread increased slightly to 2.91%, compared to 2.90% for the same period in 2016. Our net interest margin increased to 3.12% for the three months ended December 31, 2017, compared to 3.03% for the same period in 2016, due to the increase in net interest income and earning assets partially offset by the increase in average rates paid on interest bearing liabilities. The increase in average rates paid on interest bearing liabilities was primarily due to overall higher interest rates during 2017. The increase in the average yield on earning assets during the three months ended December 31, 2017 was the result of increases in the average yields on most of the earning asset categories partially offset by the decrease in the average yield on tax-exempt investment securities. The net interest spread and margin increased on a linked quarter basis from 2.82% and 3.02%, respectively, for the three months ended September 30, 2017, to 2.91% and 3.12%, respectively, for the three months ended December 31, 2017.
Net Interest Income for the Year Ended December 31, 2017
Net interest income increased $4.4 million, or 3.2%, to $144.0 million for the year ended December 31, 2017, compared to $139.6 million for the same period in 2016. The increase in net interest income was the result of an $18.6 million increase in interest income on loans and the securities portfolio, partially offset by the increase in interest expense of $14.2 million associated with our deposits and other interest bearing liabilities, compared to the same period in 2016. For the year ended December 31, 2017, our net interest spread decreased to 2.89%, compared to 3.14% for the same period in 2016. Our net interest margin decreased to 3.07% for the year ended December 31, 2017, compared to 3.26% for the same period in 2016. Both the decrease in net interest spread and margin was due to higher average rates paid on interest bearing liabilities, partially offset by the increase in the average yield on earning assets. The increase in average rates paid on interest bearing liabilities was primarily due to overall higher interest rates during 2017 and the non-recurring purchase accretion on the certificate of deposit premium during 2016. The increase in the average yield on earning assets during the year ended December 31, 2017 was the result of increases in the average yields on most of the earning asset categories partially offset by the decrease in the average yield on tax-exempt investment securities combined with the recognition of $1.3 million of interest income on the payoff of a long-term nonaccrual loan during 2016 that did not recur in 2017.
Net Income for the Three Months Ended December 31, 2017
Net income decreased $1.2 million, or 10.7%, for the three months ended December 31, 2017, to $10.3 million compared to the same period in 2016. The decrease was primarily the result of a $4.1 million increase in noninterest expense, a $4.0 million increase in income tax expense and a $2.8 million increase in interest expense, partially offset by a $6.4 million increase in interest income, a $2.4 million increase in noninterest income and a $0.8 million decrease in provision for loan losses.
Noninterest income increased $2.4 million, or 35.5%, for the three months ended December 31, 2017, compared to the same period in 2016, due to a decrease in the net loss on sale of securities available for sale and an increase in deposit services income, partially offset by a decrease in other noninterest income. Other noninterest income decreased primarily due to a decrease in mortgage servicing fee income.
Noninterest expense increased $4.1 million, or 15.7%, for the three months ended December 31, 2017, compared to the same period in 2016, primarily due to acquisition expense of $3.5 million incurred in connection with the Diboll merger.
The increase in income tax expense for the three months ended December 31, 2017 of $4.0 million, or 219.2%, was primarily attributable to $2.4 million associated with the recalculation of our net deferred tax assets as of December 31, 2017 in accordance with the Tax Cuts and Jobs Act and a higher effective tax rate of 21.3%, excluding the effect of the recalculation of our net deferred tax assets, compared to 13.7% for the same three month period in 2016.
Net Income for the Year Ended December 31, 2017
Net income increased $5.0 million, or 10.1%, for the year ended December 31, 2017, to $54.3 million compared to the same period in 2016. The increase was primarily the result of an $18.6 million increase in interest income, a $5.1 million decrease in provision for loan losses and a $3.2 million decrease in noninterest expense, partially offset by a $14.2 million increase in interest expense, a $5.8 million increase in income tax expense and a $1.9 million decrease in noninterest income.
Noninterest income decreased $1.9 million, or 4.9%, for the year ended December 31, 2017 compared to the same period in 2016, due to a decrease in net gain on sale of securities available for sale and a decrease in gain on sale of loans, partially offset by an increase in deposit services income.

Noninterest expense decreased $3.2 million, or 2.9%, for the year ended December 31, 2017, compared to the same period in 2016. The decrease is attributable to a reduction in salaries and employee benefits of $3.5 million, occupancy expense of $1.7 million, other noninterest expense of $1.3 million and professional fees of $1.1 million, partially offset by acquisition expense of $4.4 million incurred in connection with the Diboll merger. The decrease in salaries and employee benefits is primarily due to decreases in direct salary expense and retirement expense which included a one-time expense of $1.7 million related to the acceptance of early retirement packages of 16 employees during the year ended December 31, 2016. The decrease in occupancy expense is due to the early termination of a lease during the third quarter of 2016. Other noninterest expense decreased primarily due to reductions in the provision expense for losses on loans sold with recourse and unfunded loan commitments, repossessed assets expense and losses on other real estate owned. Professional fees decreased due to less consulting fees associated with cost containment and process improvement efforts initiated in January 2016.
The increase in income tax expense for the year ended December 31, 2017 of $5.8 million, or 56.1%, was attributable to $2.4 million associated with the recalculation of our net deferred tax assets as of December 31, 2017 in accordance with the Tax Cuts and Jobs Act and a higher effective tax rate of 19.5%, excluding the effect of the recalculation of our net deferred tax assets, compared to 17.3% for the same period in 2016.

Conference Call
Southside's management team will host a conference call to discuss its fourth quarter and year end December 31, 2017 financial results on Tuesday, February 6, 2018 at 9:00 a.m. CST.  The call can be accessed by dialing 844-775-2540 and by identifying the conference ID number 8799149 or by identifying “Southside Bancshares, Inc., Fourth Quarter and Year End 2017 Earnings Call.”  To listen to the call via webcast, register at www.southside.com/about/investor-relations.
For those unable to listen to the conference call live, a recording will be available from approximately 3:00 p.m. CST February 6, 2018 through February 18, 2018 by accessing the company website, www.southside.com/about/investor-relations.

Non-GAAP Financial Measures
Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. These include the following fully-taxable equivalent measures (FTE): (i) tax-equivalent net interest income, (ii) tax-equivalent net interest margin, (iii) tax-equivalent net interest spread, and (iv) tax-equivalent efficiency ratio, which include the effects of taxable-equivalent adjustments using a federal income tax rate of 35% to increase tax-exempt interest income to a tax-equivalent basis. Whenever we present a non-GAAP financial measure in an SEC filing, we are also required to present the most directly comparable financial measure calculated and presented in accordance with GAAP and reconcile the differences between the non-GAAP financial measure and such comparable GAAP measure.  Tax-equivalent adjustments are reported in notes 2 and 3 to the “Average Balances with Average Yields and Rates” tables below.
Tax-equivalent net interest income, net interest margin and net interest spread. Net interest income on a tax-equivalent basis is a non-GAAP measure that adjusts for the tax-favored status of net interest income from loans and investments. We believe this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. The most directly comparable financial measure calculated in accordance with GAAP is our net interest income. Net interest margin on a tax-equivalent basis is net interest income on a tax-equivalent basis divided by average interest-earning assets on a tax-equivalent basis. The most directly comparable financial measure calculated in accordance with GAAP is our net interest margin. Net interest spread on a tax-equivalent basis is the difference in the average yield on average interest-earning assets on a tax equivalent basis and the average rate paid on average interest-bearing liabilities. The most directly comparable financial measure calculated in accordance with GAAP is our net interest spread.
Tax-equivalent efficiency ratio.  The efficiency ratio, calculated on a tax-equivalent basis, is a non-GAAP measure that provides a measure of productivity in the banking industry. This ratio is calculated to measure the cost of generating one dollar of revenue. The ratio is designed to reflect the percentage of one dollar which must be expended to generate that dollar of revenue. We calculate this ratio by dividing noninterest expense, excluding amortization of intangibles and certain non-recurring expense by the sum of net interest income on a tax-equivalent basis and noninterest income, excluding gains (losses) on sales of investment securities and certain non-recurring impairments. The most directly comparable financial measure calculated in accordance with GAAP is our efficiency ratio.
These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently.

In the following table we present, for the years ended December 31, 2017 and 2016 and for five quarterly periods ended December 31, 2017, the reconciliation of net interest income to net interest income adjusted to a fully taxable-equivalent basis assuming a 35.00% marginal tax rate for interest earned on tax-exempt assets such as municipal loans and investment securities (dollars in thousands), along with the calculation of total revenue, adjusted noninterest expense, efficiency ratio (FTE), net interest margin (FTE) and net interest spread (FTE).

	Three Months Ended					Years Ended
	2017				2016	2017	2016
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Dec. 31,	Dec. 31,
Net interest income (GAAP)	$38,306	$34,960	$35,424	$35,280	$34,641	$143,970	$139,565
Tax equivalent adjustments:
Loans (1)	1,125	1,103	1,050	1,035	1,045	4,313	4,251
Investment securities (tax-exempt) (2)	3,049	3,544	3,229	3,375	3,657	13,197	13,739
Net interest income (FTE) (3)	42,480	39,607	39,703	39,690	39,343	161,480	157,555
Noninterest income	9,099	9,408	9,293	9,673	6,713	37,473	39,411
Nonrecurring income (4)	483	(627)	75	(122)	2,776	(191)	(2,426)
Total revenue	$52,062	$48,388	$49,071	$49,241	$48,832	$198,762	$194,540

Noninterest expense	$29,933	$25,007	$25,537	$25,858	$25,877	$106,335	$109,522
Pre-tax amortization expense	(726)	(388)	(410)	(431)	(452)	(1,955)	(1,940)
Nonrecurring expense (5)	(3,479)	(432)	(466)	(17)	(31)	(4,394)	(2,375)
Adjusted noninterest expense	$25,728	$24,187	$24,661	$25,410	$25,394	$99,986	$105,207

Efficiency ratio	53.73%	55.30%	55.06%	56.68%	57.54%	55.16%	59.59%
Efficiency ratio (FTE) (3)	49.42%	49.99%	50.26%	51.60%	52.00%	50.30%	54.08%

Average earning assets	$5,395,212	$5,199,349	$5,192,897	$5,229,045	$5,165,383	$5,254,431	$4,829,141

Net interest margin	2.82%	2.67%	2.74%	2.74%	2.67%	2.74%	2.89%
Net interest margin (FTE) (3)	3.12%	3.02%	3.07%	3.08%	3.03%	3.07%	3.26%

Net interest spread	2.60%	2.47%	2.56%	2.59%	2.53%	2.56%	2.77%
Net interest spread (FTE) (3)	2.91%	2.82%	2.89%	2.93%	2.90%	2.89%	3.14%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(3)	These amounts are presented on a fully taxable-equivalent basis and are non-GAAP measures.

(4)	Includes net gains and losses on sale of available for sale investment securities, impairment of investments, other-than-temporary impairment charges and lease termination losses.

(5)	Includes acquisition expenses, amortization of intangibles, lease termination expenses, foreclosure expenses and FHLB prepayment penalties.

About Southside Bancshares, Inc.
Southside Bancshares, Inc. is a bank holding company with approximately $6.5 billion in assets as of December 31, 2017, that owns 100% of Southside Bank.  Southside Bank currently has 60 banking centers in Texas and operates a network of 84 ATMs/ITMs.
To learn more about Southside Bancshares, Inc., please visit our investor relations website at www.southside.com/about/investor-relations.  Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website.  Questions or comments may be directed to Suni Davis at (903) 531-7235, or suni.davis@southside.com.

Forward-Looking Statements
Certain statements of other than historical fact that are contained in this document and in other written material, press releases and oral statements issued by or on behalf of the Company may be considered to be “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,”

“believe,” “could,” “should,” “may,” “likely,” “intend,” “probability,” “risk,” “target,” “objective,” “plans,” “potential,” and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions and estimates about the Company's future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions about trends in asset quality, capital, liquidity, the pace of loan and revenue growth, the Company's ability to sell nonperforming assets, expense reductions, planned operational efficiencies, earnings, pending acquisitions, or the successful integration of completed acquisitions and certain market risk disclosures, including the impact of interest rates, tax reform and other economic factors, are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.
Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, under “Forward-Looking Information” and Item 1A. “Risk Factors,” and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

	SOUTHSIDE BANCSHARES, INC.
	CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
	(In thousands, except per share data)

	As of
	2017				2016
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
ASSETS
Cash and due from banks	$79,171	$57,947	$56,033	$54,345	$59,363
Interest earning deposits	111,541	120,996	175,039	185,289	102,251
Federal funds sold	7,980	5,570	4,760	7,360	8,040
Securities available for sale, at estimated fair value	1,538,755	1,292,072	1,397,811	1,444,043	1,479,600
Securities held to maturity, at carrying value	909,506	909,844	925,538	929,793	937,487
Federal Home Loan Bank stock, at cost	55,729	61,845	61,561	61,305	61,084
Loans held for sale	2,001	2,177	3,036	5,303	7,641
Loans	3,294,356	2,682,766	2,610,198	2,538,918	2,556,537
Less: Allowance for loan losses	(20,781)	(19,871)	(19,241)	(18,485)	(17,911)
Net loans	3,273,575	2,662,895	2,590,957	2,520,433	2,538,626
Premises & equipment, net	133,640	107,099	105,938	105,327	106,003
Goodwill	201,246	91,520	91,520	91,520	91,520
Other intangible assets, net	22,993	3,379	3,767	4,177	4,608
Bank owned life insurance	100,368	99,616	99,011	98,377	97,775
Other assets	61,592	69,470	63,511	148,977	69,769
Total assets	$6,498,097	$5,484,430	$5,578,482	$5,656,249	$5,563,767

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest bearing deposits	$1,037,401	$781,701	$757,353	$753,224	$704,013
Interest bearing deposits	3,478,046	2,782,474	2,866,720	2,952,072	2,829,063
Total deposits	4,515,447	3,564,175	3,624,073	3,705,296	3,533,076
Other borrowings	1,026,859	1,151,639	1,186,506	1,213,670	1,316,743
Subordinated notes, net of unamortized debt issuance costs	98,248	98,209	98,171	98,133	98,100
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,241	60,240	60,238	60,237	60,236
Other liabilities	43,162	54,144	62,429	47,447	37,338
Total liabilities	5,743,957	4,928,407	5,031,417	5,124,783	5,045,493
Shareholders' equity	754,140	556,023	547,065	531,466	518,274
Total liabilities and shareholders' equity	$6,498,097	$5,484,430	$5,578,482	$5,656,249	$5,563,767

	At or For the Three Months Ended
	2017				2016
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
Income Statement:
Total interest income	$50,104	$46,473	$46,009	$44,888	$43,680
Total interest expense	11,798	11,513	10,585	9,608	9,039
Net interest income	38,306	34,960	35,424	35,280	34,641
Provision for loan losses	1,271	960	1,346	1,098	2,065
Net interest income after provision for loan losses	37,035	34,000	34,078	34,182	32,576
Noninterest income
Deposit services	5,940	5,476	5,255	5,114	5,183
Net (loss) gain on sale of securities available for sale	(249)	627	(75)	322	(2,676)
Gain on sale of loans	268	347	505	701	461
Trust income	1,156	873	899	890	900
Bank owned life insurance income	632	636	635	634	649
Brokerage services	632	561	682	547	466
Other	720	888	1,392	1,465	1,730
Total noninterest income	9,099	9,408	9,293	9,673	6,713
Noninterest expense
Salaries and employee benefits	15,246	14,395	14,915	15,919	16,194
Occupancy expense	3,327	2,981	2,897	2,863	2,825
Acquisition expense	3,474	405	473	—	—
Advertising, travel & entertainment	601	487	548	583	648
ATM and debit card expense	1,049	1,024	889	927	820
Professional fees	859	996	1,050	939	982
Software and data processing expense	882	732	688	725	687
Telephone and communications	444	459	476	526	572
FDIC insurance	442	441	445	441	215
Amortization expense on intangibles	726	388	410	431	452
Other	2,883	2,699	2,746	2,504	2,482
Total noninterest expense	29,933	25,007	25,537	25,858	25,877
Income before income tax expense	16,201	18,401	17,834	17,997	13,412
Income tax expense	5,870	3,890	3,353	3,008	1,839
Net income	$10,331	$14,511	$14,481	$14,989	$11,573

Common share data:
Weighted-average basic shares outstanding	31,370	29,370	29,318	29,288	27,542
Weighted-average diluted shares outstanding	31,569	29,570	29,519	29,504	27,731
Shares outstanding end of period	35,000	29,433	29,344	29,306	29,261
Net income per common share
Basic	$0.33	$0.49	$0.49	$0.51	$0.42
Diluted	0.33	0.49	0.49	0.51	0.42
Book value per common share	21.55	18.89	18.64	18.14	17.71
Cash dividend paid per common share	0.30	0.28	0.28	0.25	0.30

Selected Performance Ratios:
Return on average assets	0.70%	1.03%	1.04%	1.08%	0.83%
Return on average shareholders’ equity	6.52	10.38	10.70	11.57	9.56
Average yield on earning assets (1)	3.99	3.90	3.88	3.82	3.73
Average rate on interest bearing liabilities	1.08	1.08	0.99	0.89	0.83
Net interest spread (FTE) (1)	2.91	2.82	2.89	2.93	2.90
Net interest margin (FTE) (1)	3.12	3.02	3.07	3.08	3.03
Average earning assets to average interest bearing liabilities	124.73	123.32	121.57	120.04	119.88
Noninterest expense to average total assets	2.03	1.77	1.83	1.87	1.85
Efficiency ratio (FTE) (1)	49.42	49.99	50.26	51.60	52.00

(1)	These amounts are presented on a fully taxable-equivalent basis and are non-GAAP measures. See “Non-GAAP Financial Measures” for more information.

	At or For the Year Ended
	December 31,
	2017	2016
Income Statement:
Total interest income	$187,474	$168,913
Total interest expense	43,504	29,348
Net interest income	143,970	139,565
Provision for loan losses	4,675	9,780
Net interest income after provision for loan losses	139,295	129,785
Noninterest income
Deposit services	21,785	20,702
Net gain on sale of securities available for sale	625	2,836
Gain on sale of loans	1,821	2,795
Trust income	3,818	3,491
Bank owned life insurance income	2,537	2,626
Brokerage services	2,422	2,127
Other	4,465	4,834
Total noninterest income	37,473	39,411
Noninterest expense
Salaries and employee benefits	60,475	63,978
Occupancy expense	12,068	13,722
Acquisition expense	4,352	—
Advertising, travel & entertainment	2,219	2,643
ATM and debit card expense	3,889	3,136
Professional fees	3,844	4,946
Software and data processing expense	3,027	2,911
Telephone and communications	1,905	1,931
FDIC insurance	1,769	2,141
Amortization expense on intangibles	1,955	1,940
Other	10,832	12,174
Total noninterest expense	106,335	109,522
Income before income tax expense	70,433	59,674
Income tax expense	16,121	10,325
Net income	$54,312	$49,349

Common share data:
Weighted-average basic shares outstanding	29,841	27,118
Weighted-average diluted shares outstanding	30,047	27,247
Net income per common share
Basic	$1.82	$1.82
Diluted	1.81	1.81
Book value per common share	21.55	17.71
Cash dividend paid per common share	1.11	1.01

Selected Performance Ratios:
Return on average assets	0.96%	0.94%
Return on average shareholders’ equity	9.65	10.54
Average yield on earning assets (1)	3.90	3.87
Average yield on interest bearing liabilities	1.01	0.73
Net interest spread (FTE) (1)	2.89	3.14
Net interest margin (FTE) (1)	3.07	3.26
Average earning assets to average interest bearing liabilities	122.42	120.02
Noninterest expense to average total assets	1.88	2.09
Efficiency ratio (FTE) (1)	50.30	54.08

(1)	These amounts are presented on a fully taxable-equivalent basis and are non-GAAP measures. See “Non-GAAP Financial Measures” for more information.

	Southside Bancshares, Inc.
	Selected Financial Data (unaudited)
	(dollars in thousands)

	Three Months Ended

	2017				2016
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
Nonperforming assets:	$10,472	$9,119	$9,165	$14,079	$15,105
Nonaccrual loans (1)	2,937	3,095	3,034	7,261	8,280
Accruing loans past due more than 90 days (1)	1	—	—	1	6
Restructured loans (2)	5,767	5,725	5,884	6,424	6,431
Other real estate owned	1,613	298	233	367	339
Repossessed assets	154	1	14	26	49

Asset Quality Ratios:
Nonaccruing loans to total loans	0.09%	0.12%	0.12%	0.29%	0.32%
Allowance for loan losses to nonaccruing loans	707.56	642.04	634.18	254.58	216.32
Allowance for loan losses to nonperforming assets	198.44	217.91	209.94	131.29	118.58
Allowance for loan losses to total loans	0.63	0.74	0.74	0.73	0.70
Nonperforming assets to total assets	0.16	0.17	0.16	0.25	0.27
Net charge-offs to average loans	0.05	0.05	0.09	0.08	0.02

Capital Ratios:
Shareholders’ equity to total assets	11.61	10.14	9.81	9.40	9.32
Average shareholders’ equity to average total assets	10.75	9.91	9.72	9.36	8.66

(1)	Excludes purchased credit impaired ("PCI") loans measured at fair value at acquisition.

(2)
Includes $2.9 million, $3.0 million, $3.0 million, $3.0 million, and $3.1 million in PCI loans restructured as of December 31, 2017, September 30, 2017, June 30, 2017, March 31, 2017, and December 31, 2016, respectively.

Loan Portfolio Composition
The following table sets forth loan totals by category for the periods presented:

	Three Months Ended
	2017				2016
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
Real Estate Loans:
Construction	$475,867	$420,497	$386,853	$362,367	$380,175
1-4 Family Residential	805,341	609,159	615,405	622,881	637,239
Commercial	1,265,159	1,073,646	1,033,629	974,307	945,978
Commercial Loans	266,422	166,919	172,311	176,908	177,265
Municipal Loans	345,798	322,286	305,023	297,417	298,583
Loans to Individuals	135,769	90,259	96,977	105,038	117,297
Total Loans	$3,294,356	$2,682,766	$2,610,198	$2,538,918	$2,556,537

The “Average Balances with Average Yields and Rates” tables that follow show average earning assets and interest bearing liabilities together with the average yield on the earning assets and the average rate of the interest bearing liabilities (dollars in thousands) for the periods presented. The interest and related yields presented are on a fully taxable-equivalent basis (FTE) and are therefore-non-GAAP measures.

	Average Balances with Average Yields and Rates
	(unaudited)
	Three Months Ended
	December 31, 2017			September 30, 2017
	Avg Balance	Interest	Avg Yield/Rate	Avg Balance	Interest	Avg Yield/Rate
ASSETS
Loans (1) (2)	$2,897,444	$34,070	4.67%	$2,657,562	$30,378	4.54%
Loans held for sale	2,285	22	3.82%	5,060	47	3.69%
Securities:
Investment securities (taxable) (4)	51,678	237	1.82%	11,085	58	2.08%
Investment securities (tax-exempt) (3) (4)	775,681	9,197	4.70%	758,828	9,214	4.82%
Mortgage-backed and related securities (4)	1,461,159	9,931	2.70%	1,550,494	10,567	2.70%
Total securities	2,288,518	19,365	3.36%	2,320,407	19,839	3.39%
FHLB stock, at cost, and other investments	67,127	380	2.25%	66,994	329	1.95%
Interest earning deposits	133,007	418	1.25%	144,700	506	1.39%
Federal funds sold	6,831	23	1.34%	4,626	21	1.80%
Total earning assets	5,395,212	54,278	3.99%	5,199,349	51,120	3.90%
Cash and due from banks	60,590			53,220
Accrued interest and other assets	410,528			360,073
Less: Allowance for loan losses	(19,963)			(19,556)
Total assets	$5,846,367			$5,593,086
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings deposits	$293,392	134	0.18%	$260,860	117	0.18%
Time deposits	1,031,008	3,178	1.22%	988,380	2,878	1.16%
Interest bearing demand deposits	1,696,239	2,585	0.60%	1,562,993	2,425	0.62%
Total interest bearing deposits	3,020,639	5,897	0.77%	2,812,233	5,420	0.76%
FHLB borrowings	1,137,373	3,935	1.37%	1,237,055	4,156	1.33%
Subordinated notes (5)	98,229	1,429	5.77%	98,190	1,413	5.71%
Trust preferred subordinated debentures (6)	60,240	532	3.50%	60,239	520	3.42%
Other borrowings	9,157	5	0.22%	8,425	4	0.19%
Total interest bearing liabilities	4,325,638	11,798	1.08%	4,216,142	11,513	1.08%
Noninterest bearing deposits	846,632			773,739
Accrued expenses and other liabilities	45,613			48,682
Total liabilities	5,217,883			5,038,563
Shareholders’ equity	628,484			554,523
Total liabilities and shareholders’ equity	$5,846,367			$5,593,086
Net interest income (FTE) (7)		$42,480			$39,607
Net interest margin on average earning assets (FTE) (7)			3.12%			3.02%
Net interest spread (FTE) (7)			2.91%			2.82%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	Interest income includes taxable-equivalent adjustments of $1,125 and $1,103 for the three months ended December 31, 2017 and September 30, 2017, respectively. See “Non-GAAP Financial Measures.”

(3)	Interest income includes taxable-equivalent adjustments of $3,049 and $3,544 for the three months ended December 31, 2017 and September 30, 2017, respectively. See “Non-GAAP Financial Measures.”

(4)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(5)
The unamortized discount and debt issuance costs reflected in the carrying amount of the subordinated notes totaled approximately $1.8 million for both the three months ended December 31, 2017 and September 30, 2017.

(6)
Represents issuance of junior subordinated debentures. In connection with the adoption of ASU 2015-03 that requires unamortized debt issuance costs be presented as a direct deduction from the related debt liability, our average long-term debt for the three months ended December 31, 2017 and September 30, 2017 reflect unamortized debt issuance costs of $71,000 and $72,000, respectively.

(7)	These amounts are presented on a fully taxable-equivalent basis and are non-GAAP measures. See “Non-GAAP Financial Measures” for more information.

Note: As of December 31, 2017 and September 30, 2017, loans totaling $2,937 and $3,095, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

	Average Balances with Average Yields and Rates
	(unaudited)
	Three Months Ended
	June 30, 2017			March 31, 2017
	Avg Balance	Interest	Avg Yield/Rate	Avg Balance	Interest	Avg Yield/Rate
ASSETS
Loans (1) (2)	$2,557,093	$29,080	4.56%	$2,549,230	$28,241	4.49%
Loans held for sale	5,914	60	4.07%	7,023	48	2.77%
Securities:
Investment securities (taxable) (4)	58,168	267	1.84%	86,511	377	1.77%
Investment securities (tax-exempt) (3) (4)	749,259	9,386	5.02%	779,772	9,929	5.16%
Mortgage-backed and related securities (4)	1,594,269	10,818	2.72%	1,570,510	10,045	2.59%
Total securities	2,401,696	20,471	3.42%	2,436,793	20,351	3.39%
FHLB stock, at cost, and other investments	66,744	299	1.80%	66,547	298	1.82%
Interest earning deposits	156,124	364	0.94%	162,235	346	0.86%
Federal funds sold	5,326	14	1.05%	7,217	14	0.79%
Total earning assets	5,192,897	50,288	3.88%	5,229,045	49,298	3.82%
Cash and due from banks	50,961			53,528
Accrued interest and other assets	358,041			350,729
Less: Allowance for loan losses	(18,495)			(18,130)
Total assets	$5,583,404			$5,615,172
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings deposits	$262,009	121	0.19%	$252,744	92	0.15%
Time deposits	1,014,101	2,723	1.08%	927,610	2,227	0.97%
Interest bearing demand deposits	1,616,036	2,294	0.57%	1,707,996	1,962	0.47%
Total interest bearing deposits	2,892,146	5,138	0.71%	2,888,350	4,281	0.60%
FHLB borrowings	1,213,016	3,551	1.17%	1,302,335	3,464	1.08%
Subordinated notes (5)	98,151	1,398	5.71%	98,117	1,393	5.76%
Trust preferred subordinated debentures (6)	60,238	494	3.29%	60,237	467	3.14%
Other borrowings	7,884	4	0.20%	6,986	3	0.17%
Total interest bearing liabilities	4,271,435	10,585	0.99%	4,356,025	9,608	0.89%
Noninterest bearing deposits	729,564			693,729
Accrued expenses and other liabilities	39,819			39,960
Total liabilities	5,040,818			5,089,714
Shareholders’ equity	542,586			525,458
Total liabilities and shareholders’ equity	$5,583,404			$5,615,172
Net interest income (FTE) (7)		$39,703			$39,690
Net interest margin on average earning assets (FTE) (7)			3.07%			3.08%
Net interest spread (FTE) (7)			2.89%			2.93%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	Interest income includes taxable-equivalent adjustments of $1,050 and $1,035 for the three months ended June 30, 2017 and March 31, 2017, respectively. See “Non-GAAP Financial Measures.”

(3)	Interest income includes taxable-equivalent adjustments of $3,229 and $3,375 for the three months ended June 30, 2017 and March 31, 2017, respectively. See “Non-GAAP Financial Measures.”

(4)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(5)
The unamortized discount and debt issuance costs reflected in the carrying amount of the subordinated notes totaled approximately $1.8 million and $1.9 million for the three months ended June 30, 2017 and March 31, 2017, respectively.

(6)
Represents issuance of junior subordinated debentures. In connection with the adoption of ASU 2015-03 that requires unamortized debt issuance costs be presented as a direct deduction from the related debt liability, our average long-term debt for the three months ended June 30, 2017 and March 31, 2017 reflect unamortized debt issuance costs of $73,000 and $74,000, respectively.

(7)	These amounts are presented on a fully taxable-equivalent basis and are non-GAAP measures. See “Non-GAAP Financial Measures” for more information.

Note: As of June 30, 2017 and March 31, 2017, loans totaling $3,034 and $7,261, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

	Average Balances with Average Yields and Rates
	(unaudited)
	Three Months Ended
	December 31, 2016
	Avg Balance	Interest	Avg Yield/Rate
ASSETS
Loans (1) (2)	$2,512,820	$27,835	4.41%
Loans held for sale	4,845	36	2.96%
Securities:
Investment securities (taxable) (4)	115,057	485	1.68%
Investment securities (tax-exempt) (3) (4)	812,771	10,352	5.07%
Mortgage-backed and related securities (4)	1,520,045	9,294	2.43%
Total securities	2,447,873	20,131	3.27%
FHLB stock, at cost, and other investments	62,087	210	1.35%
Interest earning deposits	134,786	165	0.49%
Federal funds sold	2,972	5	0.67%
Total earning assets	5,165,383	48,382	3.73%
Cash and due from banks	52,415
Accrued interest and other assets	359,217
Less: Allowance for loan losses	(16,467)
Total assets	$5,560,548
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings deposits	$250,706	76	0.12%
Time deposits	926,021	2,261	0.97%
Interest bearing demand deposits	1,646,535	1,543	0.37%
Total interest bearing deposits	2,823,262	3,880	0.55%
FHLB borrowings	1,318,091	3,264	0.99%
Subordinated notes (5)	98,011	1,439	5.84%
Trust preferred subordinated debentures (6)	60,235	455	3.01%
Other borrowings	9,061	1	0.04%
Total interest bearing liabilities	4,308,660	9,039	0.83%
Noninterest bearing deposits	717,599
Accrued expenses and other liabilities	52,714
Total liabilities	5,078,973
Shareholders’ equity	481,575
Total liabilities and shareholders’ equity	$5,560,548
Net interest income (FTE) (7)		$39,343
Net interest margin on average earning assets (FTE) (7)			3.03%
Net interest spread (FTE) (7)			2.90%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	Interest income includes taxable-equivalent adjustment of $1,045 for the three months ended December 31, 2016. See “Non-GAAP Financial Measures.”

(3)	Interest income includes taxable-equivalent adjustment of $3,657 for the three months ended December 31, 2016. See “Non-GAAP Financial Measures.”

(4)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(5)	The unamortized discount and debt issuance costs reflected in the carrying amount of the subordinated notes totaled approximately $2.0 million for the three months ended December 31, 2016.

(6)
Represents issuance of junior subordinated debentures. In connection with the adoption of ASU 2015-03 that requires unamortized debt issuance costs be presented as a direct deduction from the related debt liability, our average long-term debt for the three months ended December 31, 2016 reflects unamortized debt issuance costs of $76,000.

(7)	These amounts are presented on a fully taxable-equivalent basis and are non-GAAP measures. See “Non-GAAP Financial Measures” for more information.

Note: As of December 31, 2016, loans totaling $8,280 were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

	Average Balances with Average Yields and Rates
	(unaudited)
	Years Ended
	December 31, 2017			December 31, 2016
	Avg Balance	Interest	Avg Yield/Rate	Avg Balance	Interest	Avg Yield/Rate
ASSETS
Loans (1) (2)	$2,666,265	$121,769	4.57%	$2,452,803	$110,653	4.51%
Loans held for sale	5,058	177	3.50%	5,036	162	3.22%
Securities:
Investment securities (taxable) (4)	51,654	939	1.82%	60,145	1,057	1.76%
Investment securities (tax-exempt) (3) (4)	765,854	37,726	4.93%	699,472	36,393	5.20%
Mortgage-backed and related securities (4)	1,543,826	41,361	2.68%	1,479,528	37,450	2.53%
Total securities	2,361,334	80,026	3.39%	2,239,145	74,900	3.35%
FHLB stock, at cost, and other investments	66,855	1,306	1.95%	56,071	798	1.42%
Interest earning deposits	148,924	1,634	1.10%	75,339	385	0.51%
Federal funds sold	5,995	72	1.20%	747	5	0.67%
Total earning assets	5,254,431	204,984	3.90%	4,829,141	186,903	3.87%
Cash and due from banks	54,590			51,160
Accrued interest and other assets	369,872			373,278
Less: Allowance for loan losses	(19,042)			(18,465)
Total assets	$5,659,851			$5,235,114
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings deposits	$267,345	464	0.17%	$244,826	280	0.11%
Time deposits	990,553	11,006	1.11%	941,716	7,984	0.85%
Interest bearing demand deposits	1,645,557	9,266	0.56%	1,681,422	5,991	0.36%
Total interest bearing deposits	2,903,455	20,736	0.71%	2,867,964	14,255	0.50%
FHLB borrowings	1,222,033	15,106	1.24%	1,060,631	11,751	1.11%
Subordinated notes (5)	98,172	5,633	5.74%	27,860	1,628	5.84%
Trust preferred subordinated debentures (6)	60,238	2,013	3.34%	60,233	1,706	2.83%
Other borrowings	8,120	16	0.20%	6,798	8	0.12%
Total interest bearing liabilities	4,292,018	43,504	1.01%	4,023,486	29,348	0.73%
Noninterest bearing deposits	761,370			693,929
Accrued expenses and other liabilities	43,440			49,275
Total liabilities	5,096,828			4,766,690
Shareholders’ equity	563,023			468,424
Total liabilities and shareholders’ equity	$5,659,851			$5,235,114
Net interest income (FTE) (7)		$161,480			$157,555
Net interest margin on average earning assets (FTE) (7)			3.07%			3.26%
Net interest spread (FTE) (7)			2.89%			3.14%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	Interest income includes taxable-equivalent adjustments of $4,313 and $4,251 for the years ended December 31, 2017 and 2016, respectively. See “Non-GAAP Financial Measures.”

(3)	Interest income includes taxable-equivalent adjustments of $13,197 and $13,739 for years ended December 31, 2017 and 2016, respectively. See “Non-GAAP Financial Measures.”

(4)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(5)
The unamortized discount and debt issuance costs reflected in the carrying amount of the subordinated notes totaled approximately $1.8 million and $555,000 for the years ended December 31, 2017 and 2016, respectively.

(6)
Represents issuance of junior subordinated debentures. In connection with the adoption of ASU 2015-03 that requires unamortized debt issuance costs be presented as a direct deduction from the related debt liability, our average long-term debt for the years ended December 31, 2017 and 2016 reflect unamortized debt issuance costs of $73,000 and $77,000, respectively.

(7)	These amounts are presented on a fully taxable-equivalent basis and are non-GAAP measures. See “Non-GAAP Financial Measures” for more information.

Note: As of December 31, 2017 and 2016, loans totaling $2,937 and $8,280, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.